Exhibit 99.1

KENNETH D. TUCHMAN

CHAIRMAN AND CEO

DIRECT DIAL: 303-397-8600

FACSIMILE: 303-397-8688

KENT@TELETECH.COM

March 7, 2012

VIA EMAIL

Compensation Committee of the Board of Directors

TeleTech Holdings, Inc.

9197 South Peoria Street

Englewood, Colorado 80112

Attn:  Anjan Mukherjee and Ruth Lipper

Dear Anjan and Ruth:

I hereby request that the Compensation Committee reduce my annual base salary from $350,000 to $1 per year, effective upon approval by the Compensation Committee.  In making this request, I am waiving any rights that I have to a greater salary amount as set forth in Section 2 of my Employment Agreement with TeleTech Holdings, Inc. dated October 15, 2001, as amended by that certain Amendment to Employment Agreement dated December 31, 2008.  I further acknowledge that this request is voluntary and that I am receiving nothing of value in substitution for this request.

Thank you for your consideration, and I am free at your convenience to answer any questions.

Sincerely,

/s/ Kenneth D. Tuchman
Kenneth D. Tuchman
Chairman and CEO

cc:           Regina Paolillo

Mike Jossi

William H. Brierly